EXHIBIT 99.4

PRESS RELEASE

FOR IMMEDIATE RELEASE

KAR Global to Rebrand as OPENLANE

New Brand to Unite Marketplace Brands and Simplify Customer Experience

Carmel, Ind. – May 2, 2023 – KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR) announces it is rebranding to OPENLANE. The change reflects the company’s transformation to a more asset-light, digital marketplace company and signals a new simplified, customer-first approach to used vehicle remarketing. OPENLANE will serve as both the parent company brand and the go-to-market brand for the company’s digital marketplaces in the US, Canada and Europe. Consolidating platforms, offerings and operations into OPENLANE will help focus the company’s strategy and investments, accelerate innovation and simplify the overall customer experience. The company’s corporate name will change to OPENLANE, Inc. effective May 15, 2023. The company’s common stock will continue trading on the New York Stock Exchange under the ticker symbol “KAR.”

“Our vision is to build the world’s greatest digital marketplace for used vehicles, and we are advancing that vision by bringing together all of our sellers, buyers and vehicles under OPENLANE,” said Peter Kelly, CEO. “Over the past decade, we’ve built and acquired some of the leading digital platforms in our industry. Combining the best features and functionality from this technology and unifying our supporting operations will help us create the fastest, easiest and most active digital marketplace available. With flexible sale formats and thousands of cars offered each day—including exclusive, first access to a significant majority of North America’s off-lease inventory—customers will be able to list, bid and buy anytime, anywhere.”

In 2022, the company’s marketplaces facilitated the sale of approximately 1.3 million vehicles, with a gross merchandise value of over $23 billion, across a network of more than 50,000 franchise and independent dealers, OEMs, financial institutions, rental and recovery companies and fleet operators.

The first OPENLANE branded marketplace will be launched in Canada where the company will combine the existing ADESA and TradeRev platforms beginning in June 2023. In the US, the company successfully integrated CARWAVE into BacklotCars in 2022 and is currently rolling out the new live-auction format on a national scale. Once completed, the company will focus on integrating its US dealer-to-dealer and off-lease platforms into a new, combined marketplace branded OPENLANE. And in Europe, the company has completed its consolidation of the ADESA Europe, ADESA UK and GWListe dealer-to-dealer technology into a single, consolidated marketplace that is expected to also adopt the OPENLANE brand.

“KAR catalyzed the digital transformation of remarketing through our acquisition of OPENLANE in 2011. So it is fitting to anchor the next era of our company—and our industry—on the OPENLANE brand,” said Kelly. “From CPO-ready off-lease cars to higher-mileage older vehicles, to fleet, rentals, recoveries and everything in between, OPENLANE will have the right car for every lot in every geography. And with thousands of unique users engaging on our marketplaces each day, sellers can have confidence they’re receiving the best, most competitive market price available.”

Concurrent with this announcement, the company has launched a new corporate website at corporate.openlane.com. The site contains investor information, additional details on the full portfolio of OPENLANE’s product and services, and a new employer brand page highlighting life at OPENLANE and more than 150 current job openings.

The new “wheel and key” OPENLANE logo was designed by the company’s in-house marketing team and represents a nod to both the company’s automotive heritage and the circle of data, technology and people that will power the future of digital remarketing.

Today’s brand announcement does not impact AFC, the company’s financing company servicing independent dealers across North America.

###

OPENLANE Contacts:
Media Inquiries:	Analyst Inquiries:
Laurie Dippold	Mike Eliason
(317) 468-3900	(317) 249-4559
laurie.dippold@openlane.com	mike.eliason@openlane.com

About Us
KAR Auction Services, Inc. (to be renamed OPENLANE, Inc.) (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. The company’s unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, the company has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest company news, visit corporate.openlane.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” and similar expressions identify forward-looking statements. Such statements are based on management’s current expectations, assumptions and/or beliefs and are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statements.